SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported: September 29, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

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Item 5.  Other Events
---------------------

   On September 29, 1999 the Federal Energy Regulatory
Commission (FERC) approved the previously announced proposed merger between New England Electric System (NEES) and Eastern Utilities Associates. In its approval order, the FERC found that the proposed merger is consistent with the public interest and will not adversely affect competition, rates, or effective regulation.

   In December 1998, NEES announced that it plans to merge with The National Grid Group plc (National Grid). Upon completion of the merger, NEES will become a wholly owned subsidiary of National Grid and its base of U.S. operation.

   Both mergers are subject to regulatory approval and are expected to close by early 2000.


Item 7.  Financial Statements and Exhibits
------------------------------------------

   (c)    Exhibits

      99. Press Release of New England Electric System issued September 29, 1999.

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                                  s/Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: October 4, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.